Exhibit 5.1

Logitech International S.A. Route de Pampigny 20 1143 Apples Switzerland c/o Logitech Inc. 7700 Gateway Boulevard Newark, California 94560	Homburger AG Prime Tower Hardstrasse 201 / CH-8005 Zurich P.O. Box 314 / CH-8037 T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch
May 17, 2023

Registration Statement on Form S-8
We have acted as special Swiss counsel to Logitech International S.A., a company limited by shares incorporated under the laws of Switzerland (the Company), in connection with the Registration Statement on Form S-8 (the Registration Statement) to be filed with the United States Securities and Exchange Commission (SEC) on the date hereof under the Securities Act of 1933, as amended (the Act), with respect to the registration of an additional 3,250,000 registered shares of the Company, each with a par value of CHF 0.25 (the Shares), that may be delivered pursuant to the Plan (as defined below). As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.
Capitalized terms used herein shall have the meaning attributed to them in the Documents unless otherwise defined herein.
I.Basis of Opinion
This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by the Swiss courts. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or any other matter.
For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.
For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):
(a)A copy of the resolutions adopted by the Company's shareholders at the Company's annual general meeting (the AGM) held on September 14, 2022 (the Shareholder Resolutions), as reflected in the minutes of such meeting, dated September 14, 2022, regarding, among other things, the approval by the Company's shareholders of the reserve of an additional
3,250,000 Shares in the aggregate amount of Shares available for issuance pursuant to the Company’s 2006 Stock Incentive Plan, as amended from time to time (the Plan);
(b)A copy of the minutes of the meeting of the Company's board of director held on June 28/29, 2022 and on May 15, 2023 (the Board Resolutions), including, among other things, a resolution approving the amendment and the restatement of the Plan and a resolution reserving Shares for use under the Plan;
(c)A copy of the Plan, as amended and restated effective September 14, 2022;
(d)A copy of the Company's Articles of Incorporation (statuts) in the form deposited with the Commercial Register of the Canton of Vaud, Switzerland, dated October 10, 2022 (the Articles), including the conditional share capital (the Conditional Share Capital);
(e)A copy of the Company's Organizational Regulations, dated as of January 12, 2022 (the Organizational Regulations); and
(f)A copy of an online excerpt from the Commercial Register of the Canton of Vaud, Switzerland, for the Company, dated as of May 17, 2023 (the Excerpt).
No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.
In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.
II.Assumptions
In rendering the opinion below, we have assumed the following:
(a)All documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;
(b)all factual information contained in, or material statements given in connection with, the Documents are true and accurate;
(c)all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
(d)any Shares issued out of the Conditional Share Capital will be listed on the New York Stock Exchange in accordance with applicable laws and regulations;
(e)all Shares are issued and sold in the manner referred to in the Plan and pursuant to the agreements accompanying the Plan;
(f)the exercise notice with respect to Shares issued out of Conditional Share Capital will be duly delivered in accordance with Swiss law and the Plan;
(g)to the extent the Company issues Shares out of Conditional Share Capital, the performance of the contribution in money shall be made at a banking institution subject to the Federal Law of November 8, 1934, Relating to Banks and Savings Banks, as amended;
(h)(x) the Excerpt is correct, complete and up-to-date and (y) the Articles and the Organizational Regulations are in full force and effect and have not been amended; and
(i)the Shareholder Resolutions and the Board Resolutions (i) have been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, and (ii) have not been rescinded or amended and is in full force and effect.
III.Opinion
Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:
1.The Company is a corporation (société anonyme) duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to enter into, to perform and to conduct its business as described in the Articles.
2.The Company's share capital registered in the Commercial Register of the Canton of Vaud, Switzerland, amounts to CHF 43,276,655, divided into 173,106,620 Shares. Such Shares have been validly issued, fully paid and are non-assessable.
3.The Shares that may be issued from the Conditional Share Capital, if and when such Shares are issued pursuant to the Plan and the agreements accompanying the Plan, and after the subscription price for such Shares has been paid-in in cash or by way of set-off, will be validly issued, fully paid and non-assessable.
IV.Qualifications
The above opinions are subject to the following qualifications:
(a)The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.
(b)We note that, under Swiss law, shares issued out of Conditional Share Capital cannot be paid-in by way of contribution in kind.
(c)The exercise of voting rights and rights related thereto with respect to any Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.
(d)Any issuance of the Shares out of Conditional Share Capital must be confirmed by the auditor of the Company, and amended Articles of the Company reflecting the issuance of Shares from Conditional Share Capital, together with said confirmation by the Company's auditor, must be filed with the competent commercial register no later than three months after the end of the Company's fiscal year.
We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
This opinion is governed by and shall be construed in accordance with the laws of Switzerland.
Sincerely yours
HOMBURGER AG
/s/ David Oser
David Oser